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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report:                       DECEMBER 19, 2001
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Date of earliest event reported:               DECEMBER 19, 2001
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                             PIONEER COMPANIES, INC.
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               (Exact Name of Registrant as Specified in Charter)


DELAWARE                                1-9859                   06-1215192
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
of Incorporation)                                            Identification No.)


700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS                           77002
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(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number, including area code         (713) 570-3200
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

         Pioneer Companies, Inc. (OTCBB: PIONE) is providing information to investors concerning a restatement of its financial statements for the second fiscal quarter of 2001 in order to reflect certain net unrealized losses required to be disclosed under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and interpreted . Pioneer also is providing information concerning recent events in connection with its case under Chapter 11 of the U.S. Bankruptcy Code.

                           Pioneer, a manufacturer and marketer of chlorine and
                  caustic soda, voluntarily filed its Joint Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas - Houston Division (the "Court") on July 31, 2001. Pioneer's plan of reorganization was confirmed by the Court on November 28, 2001.

                           To meet the power needs of its manufacturing plant in
                  Henderson, Nevada, Pioneer is a party to a Supplemental Power Contract with the Colorado River Commission (the "CRC"), an agency of the State of Nevada. Pursuant to this agreement, the CRC enters into and maintains a portfolio of contracts for the future delivery of electricity.

                           In connection with the preparation of financial
                  statements for the quarter ended September 30, 2001, and the determination of Pioneer's net gains or losses related to these contracts, consultants to the CRC advised Pioneer that the CRC believed that Pioneer was liable with respect to certain derivative contracts of which Pioneer's management did not previously have knowledge. Disclosure of this fact and its potential financial significance to Pioneer was made to the Court and to the Creditors' Committee prior to the hearing on the confirmation of Pioneer's Joint Plan of Reorganization. In a proffer filed with the Court, Pioneer stated as follows:

         "The projected financial statements [included in the plan of reorganization] are forward-looking. The Debtors make no representation as to the accuracy of the projections or their ability to achieve projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and


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         unanticipated events and circumstances may affect the actual financial results. In addition, the projected financial statements do not include certain contingent liabilities that became apparent following the filing of the Disclosure Statement, including certain derivative transactions entered into by the Colorado River Commission and other transactions that are the subject of a dispute between one of the Debtors and the Colorado River Commission. Should such contingent liabilities mature into actual liabilities and should the Colorado River Commission prevail in the resolution of such dispute, the Debtors could have additional net liabilities of up to approximately $85.4 million. However, if any such adverse effect does materialize, it is not anticipated that it could materialize before 2003 at the earliest, and the Debtors believe that current and anticipated mitigation efforts and the ultimate resolution of the dispute will result in much lower liabilities, of a magnitude that will not affect the feasibility of the Plan."

                           While Pioneer disputes the CRC's assertion of
                  responsibility with respect to up to approximately $58 million of such losses, the resolution of such dispute cannot be predicted, and therefore, notwithstanding Pioneer's position, Pioneer will be required to recognize approximately $87 million in unrealized net losses related to these derivative contracts, which cover a five-year period. Pioneer is determining the proper presentation of such actual or potential liability in the financial statements for the third quarter of 2001 and, upon determining the proper presentation thereof, will file its Form 10-Q for the quarter ended September 30, 2001. Furthermore, a restatement of the financial statements for the quarter ended June 30, 2001 will be necessary to give effect to the existence of such liabilities as of such date.

                           In addition, the foregoing, and in particular, the
                  preparation of the financial statements for the third quarter and the restatement of the financial statements for the second quarter, may result in a delay of the effective date of the Joint Plan of Reorganization. Pioneer's management does not believe that any such delay is likely, but there can be no assurance in that regard; and the possible length of any such delay cannot be estimated.

         This statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by Pioneer or on its behalf. These forward-looking


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statements are not historical facts, but reflect Pioneer's current expectations, estimates and projections. All statements contained herein which address future operating performance, events or developments that are expected to occur in the future (including statements relating to earnings expectations and the Joint
Plan of Reorganization) are forward-looking statements.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PIONEER COMPANIES, INC.


                                            By:   /s/ KENT R. STEPHENSON
                                               --------------------------------
                                                      Kent R. Stephenson
                                                  Vice President, Secretary
                                                      and General Counsel

Dated:  December 19, 2001




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